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                        [KECK, MAHIN & CATE LETTERHEAD]

                                October 27, 1995

Hornbeck Offshore Services, Inc.
7707 Harborside Drive
Galveston, Texas 77554

Gentlemen:

     This opinion is given in connection with the filing of Hornbeck Offshore Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (File No. 33-60875) with respect to an aggregate of 480,588 shares of the common stock, $.10 par value, of the Company (the "Common Stock"). All of such shares (the "Shares") are being sold by selling stockholders.

     We have acted as counsel for the Company in connection with the filing of the Registration Statement. In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

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KECK, MAHIN & CATE

Hornbeck Offshore Services, Inc.
October 27, 1995
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        We consent to the use of this opinion as an exhibit to the Registration
Statement. We further consent to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration
Statement.

        We further consent to the use of this opinion as an exhibit to applications to the Securities Commissioners of various states of the United States for registration of the Shares.

        This opinion is rendered solely for your benefit in connection with the transactions described above. Except as set forth above, this opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                        Very truly yours,


                                        /s/ KECK, MAHIN & CATE
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                                            KECK, MAHIN & CATE